UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2007

CLST HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number:  0-22972

Delaware	75-2479727
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

601 S. Royal Lane, Coppell, Texas 75019

(Address of principal executive offices)         (Zip Code)

(972) 462-2700

(Registrant’s telephone number, including area code)

CELLSTAR CORPORATION

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

CLST Holdings, Inc. (the “Company”) entered into an indemnification agreement with Sherrian Gunn, its Chief Executive Officer, President and Chief Financial Officer.  The agreement provides that the Company will indemnify, to the fullest extent permitted by applicable law, an indemnitee against direct and indirect costs incurred in connection with a proceeding, as such term is defined in the agreement, and the enforcement of indemnitee’s rights under the agreement, as well as liabilities incurred as a result of indemnitee’s position with the Company or due to any action taken or failure to act by the indemnitee or on his or her behalf.

The foregoing description of the indemnification agreement is not complete and is qualified in its entirety by reference to the indemnification agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits

10.1                           Indemnification Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLST HOLDINGS, INC.

	By:	/s/ Elaine Flud Rodriguez

Date: August 1, 2007	Elaine Flud Rodriguez
General Counsel